Exhibit 5.1

Taft Stettinius & Hollister LLP 425 Walnut Street, Suite 1800 Cincinnati, Ohio 45202
April 12, 2024
Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, Louisiana 70433

Re:	Post Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1
Ladies and Gentlemen:
Globalstar, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 37,457,207 shares of its common stock, par value $0.0001 per share (the “Shares”).
We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Upon the basis of such examination, it is our opinion that the Shares have been validly issued and are fully paid and nonassessable.
The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP